                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PRIMEDIA INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share ("Common Stock"), of the Registrant

(2) Aggregate number of securities to which transaction applies: 149,473,383

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total Fee Paid: N/A

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: April 18, 2000

                                 PRIMEDIA Inc.

THOMAS S. ROGERS                                                745 FIFTH AVENUE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                           NEW YORK, NY 10151

                                                                  April 18, 2000

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of PRIMEDIA Inc. (the "Company"). The meeting will be held at 10:00 a.m. on Thursday, May 11, 2000, at the Four Seasons Hotel, 57 East 57th St., New York, New York 10022.

Information regarding the business to be conducted at the meeting is set forth in the following formal Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, you will be asked to vote upon the items described in the Notice and then I will report on the Company. You will have an opportunity to meet me and the other new members of senior management and to ask questions about the items under consideration as well as other matters relating to the Company's business.

Your vote is important. Therefore, after you read the Notice of Annual Meeting and Proxy Statement, please complete and return promptly the enclosed form of proxy to ensure that your shares will be represented.

A return envelope is enclosed for your convenience. You may revoke your proxy at any time before it is exercised at the meeting. Accordingly, you should sign and return your proxy even if you plan to attend the meeting.

I am looking forward to my first Stockholders Meeting as Chairman and meeting you on May 11.

                                        Sincerely,

                                        /s/ Thomas S. Rogers

                                 PRIMEDIA Inc.
                                745 Fifth Avenue
                            New York, New York 10151

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 11, 2000

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Thursday, May 11, 2000, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 at 10:00 a.m. to:

    (1) Elect nine directors;

    (2) Consider the Short-Term Senior Executive Non-Discretionary Plan;

    (3) Consider the addition of 10 million Shares of Common Stock for the grant of options and awards under the 1992 Stock Purchase and Option Plan (as amended);

    (4) Act upon the selection of auditors for the fiscal year ending December 31, 2000; and

    (5) Transact such other business as may properly come before the meeting.

Only holders of record of Common Stock, $.01 par value, at the close of business on March 13, 2000, will be entitled to vote at the meeting.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April 18, 2000

                                PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished by the Board of Directors (the "Board") of PRIMEDIA Inc. (the "Company" or "PRIMEDIA" and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Thursday, May 11, 2000, at 10:00 a.m., at the Four Seasons Hotel, 57 East 57th St., New York, NY 10022 and at any and all adjournments thereof. Mailing of the proxy statement will commence on or about April 12, 2000. Holders of record of Common Stock, $.01 par value (the "Common Stock"), at the close of business on March 13, 2000, will be entitled to one vote for each share held on all matters to come before the meeting. On
March 13, 2000, there were outstanding 149,473,383 shares of Common Stock.

A proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

VOTING AT THE MEETING

A majority of the votes entitled to vote on matters at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

Each matter to be voted on requires a majority of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies will be kept confidential, except as necessary to meet legal requirements. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

                            ------------------------

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board and other officers.

Regular meetings of the Board are held each calendar quarter. The organizational meeting will follow immediately after the annual meeting of stockholders. The Board held four meetings in 1999 and also acted by unanimous written consent.

COMMITTEES OF THE BOARD

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below. The biographical information on the nominees for director set forth in this proxy statement includes committee memberships currently held by each nominee.

The AUDIT COMMITTEE meets with management, the Company's independent accountants and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board the engagement of the Company's independent accountants, discusses with the independent accountants their audit procedures, in connection with determining their independence, reviews the services performed by the independent accountants. The Committee met four times in 1999. Professor Meyer Feldberg and H. John Greeniaus are the members of the Audit Committee.

The COMPENSATION COMMITTEE is responsible for administering the Company's compensation programs and remuneration arrangements for its senior executives, including the chief executive officer. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement. The Compensation Committee consists of Henry R. Kravis, Michael T. Tokarz and Perry Golkin and met twice in 1999. To meet the requirements for deductability of certain executive compensation under the Internal Revenue Code of 1986, as amended (the "Code"), the Company established in 1999, the Special Compensation Committee consisting of Professor Feldberg and Mr. Greeniaus which acted by unanimous written consent in 1999.

The EXECUTIVE COMMITTEE, consists of Thomas S. Rogers, Chairman, and Messrs. Kravis, Tokarz and Golkin and has authority to act for the Board on all matters during intervals between Board meetings. This committee acted by unanimous written consent during 1999.

THE NOMINEES

It is proposed that nine directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked, a proxy will be voted for such persons. Each of the nominees was elected at the last Annual Meeting as a director other than Thomas
S. Rogers who was elected a director and as Chairman of the Board in October 1999. The average attendance of the Board and all of its committees during 1999 was over 90%.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the By-Laws to reduce the number of directors.

The Board of Directors recommends that you vote FOR the nominees described below.

THOMAS S. ROGERS                                   Mr. Rogers is Chairman of the Board, Chief
Chairman of the Board, Chief Executive             Executive Officer and a Director of
Officer and Director                               PRIMEDIA and has served in such
Age: 45                                            capacities since October 1999, when he
                                                   joined the Company. Previously he was
                                                   President of NBC Cable from 1988 and
                                                   Executive Vice President of NBC from 1992.
                                                   Mr. Rogers is also Chairman of the
                                                   Executive Committee.
BEVERLY C. CHELL                                   Ms. Chell became Vice Chairman, General
Vice Chairman, General Counsel, Secretary            Counsel and Secretary of PRIMEDIA in
and Director                                         November 1991 and a Director in March
Age: 57                                              1992.

MEYER FELDBERG                                     Professor Feldberg is Professor and Dean
Director                                             of the Columbia University Graduate
Age: 58                                              School of Business and has been since
                                                     1989. He joined the Board in January
                                                     1997. He is also a director of Federated
                                                     Department Stores, Inc. and Revlon, Inc.
                                                     He is the Chairman of the Audit
                                                     Committee and a member of the Special
                                                     Compensation Committee.

PERRY GOLKIN                                       Mr. Golkin became a Director of PRIMEDIA
Director                                             in November 1991. He is a General
Age: 46                                              Partner of KKR Associates and was a
                                                     General Partner of Kohlberg Kravis
                                                     Roberts & Co. ("KKR") from January 1,
                                                     1995 until January 1, 1996 when he
                                                     became a member of the limited liability
                                                     company which serves as the general
                                                     partner of KKR. Prior to 1995, Mr.
                                                     Golkin was an executive at KKR. He is
                                                     also a director of Walter Industries,
                                                     Inc. Mr. Golkin is a member of the
                                                     Compensation and Executive Committees.

H. JOHN GREENIAUS                                  Mr. Greeniaus is the former Chairman and
Director                                             Chief Executive Officer of Nabisco, Inc.
Age: 55                                              He became a director in June 1998. He is
                                                     also a director of CCL Industries and
                                                     True North Communications Inc. He is a
                                                     member of the Audit Committee and the
                                                     Special Compensation Committee.

HENRY R. KRAVIS                                    Mr. Kravis became a Director of PRIMEDIA
Director                                             in November 1991. He is a Founding
Age: 56                                              Partner of KKR and KKR Associates.
                                                     Effective January 1, 1996, he became a
                                                     managing member of the Executive
                                                     Committee of the limited liability
                                                     company which serves as the general
                                                     partner of KKR. He is also a director of
                                                     Accuride Corporation, Amphenol
                                                     Corporation, Borden Inc., The Boyd's
                                                     Collection Ltd., Evenflo Company, Inc.
                                                     The Gillette Company, IDEX Corporation,
                                                     KinderCare Learning Centers, Inc., KSL
                                                     Recreation Corporation, Newsquest plc,
                                                     Owens-Illinois, Inc., Regal Cinemas,
                                                     Inc., Safeway Inc., Sotheby's Holdings,
                                                     Inc., Spaldings Holdings Corporation and
                                                     TI Group plc. Mr. Kravis is Chairman of
                                                     the Compensation Committee and serves on
                                                     the Executive Committee.

CHARLES G. MCCURDY                                 Mr. McCurdy became President and a
President and Director                               Director of PRIMEDIA in November 1991
Age: 44                                              and was also Treasurer from 1991 to
                                                     August 1993.

GEORGE R. ROBERTS                                  Mr. Roberts became a Director of PRIMEDIA
Director                                             in March 1992. He is a Founding Partner
Age: 56                                              of KKR and KKR Associates. Effective
                                                     January 1, 1996, he became a managing
                                                     member of the Executive Committee of the
                                                     limited liability company which serves
                                                     as the general partner of KKR. He is
                                                     also a director of Accuride Corporation,
                                                     Amphenol Corporation, Borden Inc.,
                                                     Evenflo Company Inc., IDEX Corporation,
                                                     KinderCare Learning Centers, Inc.,
                                                     Owens-Illinois, Inc., Randall's Food
                                                     Markets, Inc., Safeway, Inc., and
                                                     Spaldings Holdings Corporation.

MICHAEL T. TOKARZ                                  Mr. Tokarz became a Director of PRIMEDIA
Director                                             in November 1991. He is a General
Age: 50                                              Partner of KKR Associates and was a
                                                     General Partner of KKR from January 1,
                                                     1993 until January 1, 1996 when he
                                                     became a member of the limited liability
                                                     company which serves as the general
                                                     partner of KKR. Prior to 1993, Mr.
                                                     Tokarz was an executive at KKR. He is
                                                     also a director of Evenflo Company Inc.,
                                                     IDEX Corporation, KSL Recreation
                                                     Corporation, Spaldings Holdings
                                                     Corporation and Walter Industries, Inc.
                                                     Mr. Tokarz is a member of the
                                                     Compensation and Executive Committees.

Messrs. Kravis and Roberts are first cousins.

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. In 1999, non-employee directors received an annual all inclusive fee of $45,000 for all services on the Board and all committees.

A non-employee director may elect to defer all or part of the fee. Deferred amounts are "credited" to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA's average borrowing rate, is credited quarterly for bookkeeping purposes to a director's cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent to the then value of credited shares, at the Company's option, in whole or in part, from his account following retirement or termination of service. Three of the non-employee directors have elected to defer their fees in Common Stock equivalents.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
TO OUR STOCKHOLDERS:

The Compensation Committee is responsible for administering executive compensation programs that are designed to:

   - Match the Company's compensation plans to its business strategies as well as the external business environment;

   - Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

   - Maximize profitability through growth and cost efficiency, balancing appropriately the short-term and long-term goals of the Company;

   - Align the interests of executives with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value; and

   - Target executive compensation at a level sufficient to insure PRIMEDIA's ability to attract and retain superior executives.

The Committee believes that compensation for executive officers should be linked to performance. To achieve correlation between executive compensation and performance, the Company targets a significant portion of the compensation paid to an executive officer, assuming performance targets are met, to be at-risk incentive compensation directly related to the performance of the Company, its business units and its Common Stock. This includes annual cash bonuses, long-term incentive plan awards restricted stock awards, and stock option grants.

BASE SALARY. Base salary is based on a qualitative evaluation of a variety of factors, including level of responsibility and individual performance. During 1999, none of the named executives, who remain in the Company's employ, received salary increases.

ANNUAL INCENTIVES. Annual cash bonuses, principally contingent on meeting revenue, earnings and cash flow performance-targets, are provided to senior executives and middle-managers. For 1999, over 892 senior executives and middle managers participated in the Company's various executive incentive plans. Effective for 1996, the Committee modified its Executive Incentive Compensation Plan (the "Executive Incentive Plan"), as described in this proxy statement, to reduce the executive compensation that may be subject to the deductibility limits of Section 162(m) of the Internal Revenue Code of 1954 as amended (the "Code") for certain senior executives of PRIMEDIA including those named in the Executive Compensation Table elsewhere in this proxy statement. Therefore, the most senior executives participate in two executive incentive plans, which together provide the same level of incentive compensation previously provided under the one plan.

LONG-TERM PERFORMANCE AWARDS. A new three-year long-term performance cycle began January 1, 1999 for the participants in the Long-Term Incentive Compensation Plan (the "Long-Term Plan"). The awards for the two covered officers are based on a formula tied to the achievement of cumulative cash flow targets during each three year performance cycle.

The Company's 1992 Stock Purchase and Option Plan as amended (the "Stock Option Plan") provides that stock options, restricted stock and performance awards may be granted to key executives who contribute to the growth and profitability of the Company. During 1999, both restricted stock and stock options were granted under the Stock Option Plan and are outstanding under the Plan.

The Committee periodically evaluates its stock option award guidelines. In 1999, the Committee granted options to approximately 269 executives based on the desire to strengthen their focus on long-term stock-based compensation. The executives to whom options were granted in 1999 were determined based on individual performance, future needs of the Company and role within the Company. The size of actual stock option awards was based on a model by job and was adjusted upward or downward based on a subjective evaluation of individual contribution and potential.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Effective September 15, 1999, Mr. Reilly stepped down as Chairman of the Board and Chief Executive Officer. The Board of Directors recruited Mr. Rogers to join the Company as Chairman of the Board and Chief Executive Officer, who jointed the Company on October 27, 1999. The Board identified Mr. Rogers as the leader who could take the Company into new media areas while maximizing its traditional media businesses. The Compensation Committee agreed to pay salary and annual bonus in amount commensurate with comparable companies. The main thrust of the Compensation Committee was to provide a competitive compensation package to Mr. Rogers, that incentivizes him significantly to increase the Company's stock price which had been moribund since the Company went public in late 1995. To that end, he was granted restricted stock units worth $17 million at the then stock price vesting in equal tranches over a three year period with acceleration based upon Mr. Rogers doubling the stock price. In addition, he was granted stock options to acquire five million shares of Company Common Stock becoming exercisable in equal monthly tranches over a four year period with two million of such stock options subject to accelerated vesting based on the price per share of Company Common Stock increasing up to double the option exercise price. In the short time since Mr. Rogers started in October 1999, the Company's results, reflected in the stock price, have more than met the Committee's expectations.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY AND OTHER MATTERS. Section 162(m) of the Code generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that it is in the best interests of the Company and its stockholders. As the Company is not currently a taxpayer for federal income tax purposes, the loss of deductibility does not have a current effect on the Company.

                                          COMPENSATION COMMITTEE
                                          Henry R. Kravis, Chairman
                                          Perry Golkin
                                          Michael T. Tokarz

                               PERFORMANCE GRAPH
                     COMPARISION OF CUMULATIVE TOTAL RETURN
         FOR THE PERIOD FROM NOVEMBER 1, 1995 THROUGH DECEMBER 31, 1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PRM S&P 500 Peer Group
11/1/95 $100.00 $100.00 $100.00
12/31/95 $121.25 $105.89 $107.85
12/31/96 $107.50 $129.20 $111.54
12/31/97 $126.25 $172.30 $148.34
12/31/98 $118.75 $221.54 $190.50
12/31/99 $165.00 $268.16 $214.71

The above graph assumes a $100 investment on November 1, 1995, the date of PRIMEDIA's initial public offering, and reinvestment of all dividends, in the Company Common Stock, the S&P 500 Index, and a composite peer group of the following education, information and specialty media companies: Harcourt General Inc., Houghton-Mifflin Co., John Wiley & Sons, Meredith Corp., McGraw-Hill Companies, Reader's Digest Association Inc. and Scholastic Corp.

EXECUTIVE COMPENSATION TABLE

The following table shows, for the fiscal years ending December 31, 1997, 1998 and 1999 the compensation paid by the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company in 1999 in all capacities in which they served:

                                                                             LONG-TERM COMPENSATION
                                                                     ---------------------------------------
                                                                               AWARDS              PAYOUTS
                                             ANNUAL COMPENSATION     --------------------------   ----------
     NAME AND PRINCIPAL                     ----------------------                   RESTRICTED   LONG-TERM       ALL OTHER
          POSITION                 YEAR       SALARY     BONUS(1)    STOCK OPTIONS     STOCK       PLAN(2)     COMPENSATION(3)
-----------------------------    --------   ----------   ---------   -------------   ----------   ----------   ----------------
Thomas S. Rogers(5)..........      1999     $  207,693   $400,000      5,000,000     1,380,711
  Chairman and Chief
  Executive Officer
William F. Reilly(4).........      1999     $1,255,309   $594,000        --                        $222,750        $97,758
  Former Chairman and Chief        1998        990,002    594,756        --                         222,750         81,632
  Executive Officer                1997        933,168    736,649        --                         222,750         53,941
Charles G. McCurdy...........      1999     $  624,988   $404,702        125,000                   $105,000        $53,376
  President                        1998        624,988    469,180        --                         105,000         49,813
                                   1997        587,105    511,222        --                         105,000         38,162
Beverly C. Chell.............      1999     $  585,000   $378,809         65,000                   $ 98,280        $50,092
  Vice Chairman, General           1998        585,000    372,158        --                          98,280         46,792
  Counsel and Secretary            1997        550,899    362,403        --                          98,280         35,808
Curtis A. Thompson(4)........      1999     $  299,901   $125,990         35,000                   $ --            $22,411
  Former Vice President            1998        289,389    176,013         25,000                     --             20,801
                                   1997        259,927    144,694        --                          --             18,311

                                                   (Footnotes on following page)

(Footnotes for preceding page)

------------------------------

(1) During the calendar year ended December 31, 1995, all executive officers participated in the Company's executive incentive plan. Under this plan, cash awards are contingent and are based on three factors: (i) an "Earnings Performance Measure," payable if and to the extent that the earnings performance goals set for the calendar year are met, (ii) a "Cash Flow Measure" payable if and to the extent that cash flow goals set for the calendar year are met and (iii) a "Discretionary Performance Measure," based on the executive's individual performance during the calendar year in question as evaluated by the committee overseeing the Executive Incentive Plan. Commencing in 1995, the Company established the PRIMEDIA Senior Executive Non-Discretionary Plan and the PRIMEDIA Senior Executive Performance Plan, which substitutes for the Executive Incentive Plan for the above named executive officers. The Executive Incentive Plan had two components, the formula portion and the discretionary portion. In order to comply with Section 162(m) of the Code, that Plan was split into two plans, one based on a formula and the other discretionary, which in the aggregate provide for the same formula and discretionary bonuses as the Executive Incentive Plan did in the aggregate.

(2) Payments are contingent based on the attainment of cash flow targets pursuant to the Long-Term Plan.

(3) Represents contributions made by the Company for the benefit of the executives to the PRIMEDIA Thrift and Retirement Plan, a defined contribution plan covering more than half of the Company's employees and the PRIMEDIA Restoration Plan, a deferred unfunded program restoring to employees the amount of the Company contribution to the PRIMEDIA Thrift and Retirement Plan which the Company was not permitted to contribute because of the limit on contributions to qualified plans under the Code. For the fiscal year ended December 31, 1999, the Company made contributions on behalf of Messrs. Reilly, McCurdy, Thompson and Ms. Chell to the PRIMEDIA Thrift and Retirement Plan in the amounts of $10,400, $10,400, $10,400, and $10,400, respectively, and credited their accounts in the PRIMEDIA Restoration Plan in the amounts of $87,358, $42,976, $12,011, and $39,692, respectively.

(4) The compensation shown represents amounts paid or payable to Mr. Reilly for the period prior to his ceasing to be Chairman and Chief Executive Officer. See "Certain Relationships and Related Transactions" for information on his employment with the Company and referral.

(5) Mr. Rogers' salary represents compensation from October 27, 1999 through year end. The bonus paid to Mr. Rogers was in part to reimburse him for amounts foregone at this previous place of employment.

STOCK OPTION GRANTS IN LAST FISCAL YEAR (1)

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------      POTENTIAL REALIZABLE VALUE AT
                              NUMBER        % OF TOTAL                                  ASSUMED ANNUAL RATES OF STOCK
                           OF SECURITIES      OPTIONS                                  PRICE APPRECIATION FOR TEN-YEAR
                            UNDERLYING      GRANTED TO      EXERCISE                           OPTION TERM (3)
                              OPTIONS      EMPLOYEES IN    PRICE PER    EXPIRATION   ------------------------------------
          NAME              GRANTED (2)     FISCAL YEAR      SHARE         DATE         0%          5%            10%
          ----             -------------   -------------   ----------   ----------   --------   -----------   -----------
Thomas S. Rogers.........    5,000,000         76.0%        $12.3125     12/3/09        $0      $38,716,325   $98,114,770
William F. Reilly........      --             --                                         0          --            --
Charles G. McCurdy.......      125,000          1.9          15.5625     8/17/09         0        1,223,397     3,100,327
Beverly C. Chell.........       65,000          1.0          15.5625     8/17/09         0          636,166     1,612,170
Curtis A. Thompson.......       35,000           .5          15.5625     7/28/09         0          342,551       868,092

Increase in market value of PRIMEDIA common stock for all            5% (to                    10% (to
stockholders at assumed annual rates of stock price             $20.0558/share)            $31.9355/share)
appreciation (as used in the table above) from $12.3125 per
share, over the ten-year period, based on approximately          $1,161,489,764            $2,943,443,106
150 million shares outstanding on December 31, 1999.

------------------------------

(1) No Stock Appreciation Rights (SARs) were granted to the named executive officers during 1999.

(2) Included in the total aggregate exercise price of the grants made to each of Messrs. Rogers and McCurdy and Ms. Chell is approximately $100,000 of Incentive Stock Options, which become exercisable along with the balance of their grants in four equal installments in the case of Mr. Roger and five equal installments in the case of Mr. McCurdy and Ms. Chell, commencing on the first anniversary date.

(3) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                             OPTIONS/SARS AT FISCAL           IN-THE-MONEY OPTIONS/
                                SHARES                              YEAR-END                 SARS AT FISCAL YEAR-END
                             ACQUIRED ON       VALUE      -----------------------------   -----------------------------
           NAME              EXERCISE (#)     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             --------------   ----------   ------------   --------------   ------------   --------------
Thomas S. Rogers..........      --               --                0       5,000,000       $        0     $20,937,500
William F. Reilly.........     340,000       $4,207,500    2,948,160          90,000       32,053,590         577,500
Charles G. McCurdy........      --               --        2,081,798         185,000       22,943,178         502,188
Beverly C. Chell..........      --               --        1,692,484          90,000       18,919,817         210,938
Curtis A. Thompson........      --               --          112,340          66,450        1,066,885         182,638

LONG-TERM INCENTIVE PLAN AWARDS

The table below represents potential payouts of cash-denominated awards pursuant to the Long-Term Plan to be made in 2001 and annually thereafter, assuming this plan remains in effect, to the named executives which are tied to free cash flow targets for the respective performance cycle. No payments are made unless 100% of target is achieved for each performance cycle and the target award is the maximum which can be paid. Awards, if earned, will be paid in cash at the end of the respective performance cycle.

                                                            TARGET AWARD
                                                     FOR THREE YEAR PERFORMANCE
                                                        CYCLE ENDING IN 2000
NAME                                           (ASSUMING NO SALARY INCREASES IN 2000)
----                                           --------------------------------------
Charles G. McCurdy...........................                 $105,000
Beverly C. Chell.............................                   98,280

The annual target award for each completed performance cycle after 1999 for Mr. McCurdy and Ms. Chell, respectively, is 16.8% and 16.8% of their annual rate of salary in effect for the last calendar year in the performance cycle.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Kravis, Tokarz and Golkin, none of whom has ever been an officer or employee of the Company. Messrs. Kravis, Tokarz and Golkin are general partners of KKR Associates, the sole general partner of the partnerships, which own as of March 31, 2000, approximately 82.3% of the outstanding Common Stock. As general partners of KKR Associates, Messrs. Kravis, Tokarz and Golkin may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates; however, they disclaim such beneficial ownership. See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes that this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Partners of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director's fees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 1999 Mr. Rogers and the Company entered into a four year employment agreement providing for annual salary of $1,200,000 an annual target performance bonus of $800,000 and a potential annual discretionary bonus of up to $1 million based on extraordinary performance. The agreement provides for the grant of restricted stock and stock options as described in the Executive Compensation Table above. Mr. Rogers also has the right to 3% of the equity of any internet ventures formed by the Company in the form of stock options at the option exercise price at which options are initially being granted and to purchase an additional 2% of the equity of such internet ventures at a price per share equal to the option exercise price.

In September 1999 Mr. Reilly and the Company entered into an agreement relating to his ceasing to be Chairman and Chief Executive Officer of the Company, his continued employment for four years thereafter and his subsequent retirement. Commencing in September 1999 and for four years thereafter Mr. Reilly receives an annual salary of $250,000 plus a $750,000 payment relating to non-competition and non-solicitation undertakings on his part. Upon his retirement, Mr. Reilly will receive an annual pension through his death equal to $400,000.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2000 by (i) each beneficial owner of more that five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group. No information is given for named executives who were not officers on March 31, 2000.

                                                                   NUMBER OF
                                                              SHARES BENEFICIALLY
NAME                                                              OWNED(1)(2)       PERCENTAGE
----                                                          -------------------   ----------
KKR Associates (3)
  9 West 57th Street
  New York, New York 10019..................................      123,552,932          82.3%
Thomas S. Rogers (2)........................................        2,494,334           1.7
Charles G. McCurdy (2)(4)...................................        2,528,612           1.7
Beverly C. Chell(2).........................................        2,106,357           1.4
Henry R. Kravis (3).........................................               --          *
Meyer Feldberg..............................................           21,250          *
H. John Greeniaus...........................................           27,000          *
Perry Golkin (3)............................................            3,000          *
George R. Roberts (3).......................................               --          *
Michael T. Tokarz (3).......................................            5,000          *
All directors and executive officers as a group
  (14 persons)..............................................        7,327,703           4.9%

--------------------------

 * Less than one percent.

(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Of the shares shown as owned, 2,312,516, 2,101,798, and 1,697,484 shares, respectively, for Messrs. Rogers, McCurdy, and Ms. Chell are in fact represented by Options which were either exercisable on March 31, 2000 or become exercisable within 60 days thereafter.

(3) Shares of Common Stock shown as owned by KKR Associates are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., KKR 1996 Fund L.P., and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possessed sole voting and investment power. Messrs. Kravis, Roberts, Tokarz and Golkin (directors of PRIMEDIA) and Paul
    E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly, and Scott M. Stuart, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Such persons disclaim beneficial ownership of such shares.

(4) Includes 160,000 shares held in trust for his minor children.

 * Less than one percent.

            CONSIDERATION OF THE AMENDED SHORT TERM SENIOR EXECUTIVE
                             NON-DISCRETIONARY PLAN

The shareholders are being asked to approve the Company's performance based senior executive incentive plan, the Amended Senior Executive Non-Discretionary Plan, (the "Non-Discretionary Plan"). Shareholder approval is not required for the Board and its Compensation Committee to grant awards under such plan. Shareholder approval is, however, required under Section 162(m) of the Code in order that awards made under the plan may continue to be deductible for Federal income tax purposes. In the event the plan is not approved by the shareholders, the Directors will still have the ability to grant awards under such plan taking into consideration the potential lack of deductibility. A description of the plan follows and the full text of such plan is included as an exhibit to this proxy statement.

The Non-Discretionary Plan is administered by the Compensation Committee of the Board. The Compensation Committee may interpret provisions of the Non-Discretionary Plan.

Cash awards may be made under the Non-Discretionary Plan to employees who are executive officers. Approximately 8 officers of the Company are currently eligible to participate in the Non-Discretionary Plan.

Prior to year 2000, awards made under the Non-Discretionary Plan were paid solely on account of attainment of the EBITDA and free cash flow targets. The Non-Discretionary Plan has been amended to add a revenue target component which the Compensation Committee may include as a component. This is consistent with the Company's focus on revenue growth along with EBITDA and cash flow growth. Awards are determined as a percentage of base salary. No award is paid if actual results are less than 80% of budgeted measures. At 80% attainment of budget, 50% of the target award is paid and for each 1% increment in attainment up to 120% an additional 2 1/2% of the target award is paid. Target awards are stated as a percentage of the participant's base salary as of December 31 of the calendar year in question.

The Board may terminate or suspend the Non-Discretionary Plan in whole or in part, and may amend the Non-Discretionary Plan from time to time to correct any defect, supply any omission or reconcile any inconsistency in the Non-Discretionary Plan that does not constitute the modification of a material term of the Non-Discretionary Plan.

A copy of the Non-Discretionary Plan is provided as Exhibit A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NON-DISCRETIONARY PLAN.

 CONSIDERATION OF APPROVAL OF ADDITIONAL SHARES FOR AWARDS AND GRANTS UNDER THE
                        STOCK PURCHASE AND OPTION PLAN.

Each employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the Stock Purchase and Option Plan (the "Stock Option Plan"). The maximum number of shares of Company Common Stock that may be issued pursuant to awards granted under the Stock Option Plan is 25,000,000, subject to certain adjustments to prevent dilution. Stock options and awards together with stock purchases totalling over 20 million shares have been granted or made under the Stock Option Plan since its inception in 1992. The Board has authorized an additional ten million shares to be available for grants and awards under the Plan, subject to stockholder approval.

The Option Plan will be administered by the Compensation Committee. Subject to the provisions of the Stock Option Plan, the Committee has full and final authority to select the employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

AWARDS

The Stock Option Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to Common Stock, or (iii) any other security or benefit with a value derived from the value Common Stock. The maximum number of shares of Common Stock with respect to which options or rights may be granted under the Stock Option Plan to any employee is 15 million, subject to certain adjustments to prevent dilution.

Awards under the Stock Option Plan are not restricted to any specified form or structure and may include arrangements such as restricted stock, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative.

An award granted under the Stock Option Plan to an employee may include a provision relating to awards, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be a tax-benefited incentive stock option or a nonqualified stock option that is not tax-benefited.

An award under the Stock Option Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the Stock Option Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to "pyramid" his or her previously owned shares, I.E., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

PLAN DURATION

The Stock Option Plan became effective upon its adoption by the Board of Directors in May 1992 and the Company had reserved approximately 5,200,000 shares of the Company's common stock or options for future grants in connection with the Plan at March 31, 2000. No awards may be granted under the Stock Option Plan after October, 2005.

AMENDMENT AND TERMINATION

The Board of Directors may amend or terminate the Stock Option Plan at any time and in any manner provided that no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination. The Board of Directors may amend, suspend or terminate the Stock Option Plan, except the Board may not increase the number of shares available, the price of existing awards or extend the term of the Stock Option Plan.

A copy of the Stock Option Plan is provided as Exhibit B to the proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN ADDITIONAL TEN MILLION SHARES UNDER THE STOCK OPTION PLAN.

                             SELECTION OF AUDITORS

The Audit Committee has recommended to the Board that Deloitte & Touche, L.L.P., which firm has been the independent accountants of the Company since the Company's inception in 1992, (and its predecessors from 1989) be continued as auditors for the Company. The stockholders are being asked to approve the Board's decision to retain Deloitte & Touche, L.L.P. for the fiscal year ending December 31, 2000. A representative of Deloitte & Touche, L.L.P. will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF AUDITORS.

                                 OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., at an anticipated cost of, less than $5,000, plus reimbursement of out-of-pocket expenses.

Under the federal securities laws, the Company's directors, officers and ten percent shareholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal 1999 all these filing requirements were satisfied.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including certified financial statements and all other information required to be included in an annual report to shareholders, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Shareholders.

INFORMATION RELATING TO THE PRIMEDIA EMPLOYEE STOCK PURCHASE PLAN

Effective March 29, 2000, the Executive Committee of the Board of Directors and a majority of the stockholders, by written consent, approved and adopted an employee stock purchase plan designed to give employees a greater stake in the Company through increased stock holdings. The following summary describes features of the PRIMEDIA Employee Stock Purchase Plan (the "Plan").

The Plan became effective March 29, 2000 and 5,000,000 shares of Common Stock ($0.01 par value) were reserved for issuance under the Plan. The Plan will have a duration of six years, subject to earlier termination by the Board of Directors.

The Plan permits employees to purchase PRIMEDIA Common Stock through payroll deductions during the period from March 30, 2000 through December 31, 2000 and thereafter during consecutive six month periods beginning January 1, 2001 (each, an "Offering Period").

Eligible employees on each offering date will be able to purchase full shares through payroll deductions of from 2% to 5% of salary, but in no event shall the fair market value of the shares purchased under the Plan by an employee, as measured as of the first day of each applicable Offering Period, exceed $25,000 in any calendar year. The price an employee pays will be the lesser of or 90% of the price on the first business day of each offering period or 90% of the price on the last business day of the applicable pay period. Shares for the Plan may be sourced from the shares purchased in the open market, treasury shares or authorized and unissued shares. Eligibility will be extended to all regular and certain other employees of the Company and of its subsidiaries, as defined in the Plan.

The Plan will be administered by a committee composed of senior management. The Plan may be amended by the Board of Directors but may not be amended, without prior stockholder approval, to increase the number of shares or to reduce the purchase price per share. The proceeds of the sale of stock and of administrative fees received under the Plan will constitute general funds of the Company and may be used by it for any purpose. The Plan provides for proportionate adjustments to reflect stock splits, stock dividends, or other changes in the capital stock.

On March 29, 2000, the Company's Common Stock closed at $27 1/8 on the New York Stock Exchange.

                              2001 ANNUAL MEETING

For a stockholder to bring matters before the 2001 Annual Meeting, notice must be received by the Company within the time limits described below. The notice must include a description of the proposed business, the reasons therefore and other specified matters. For a matter to be included in the Company's proxy statement and proxy for the 2001 Annual Meeting, notice must be received by the Company on or before January 15, 2001. In each case, the notice must be given to the Secretary of the Company, whose address is 745 Fifth Avenue, New York, New York, 10151. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April 17, 2000

                                   EXHIBIT A

                                 PRIMEDIA INC.
         SHORT TERM SENIOR EXECUTIVE NON-DISCRETIONARY PLAN, AS AMENDED

This document sets forth the PRIMEDIA Inc. Short Term Senior Executive Non-Discretionary Plan (the "Plan"), as authorized by the Board of Directors (the "Board") and shareholders of PRIMEDIA Inc. (the "Company"), for the payment of incentive compensation to designated employees of the Company and certain of its subsidiaries and affiliates.

1.  DEFINITIONS

    As used in the Plan, the following terms have the following meanings:

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Committee" shall mean the Compensation Committee of the Board.

    "Earnings Before Interest, Taxes and Amortization (EBITA)" shall mean primary earnings from continuing operations before interest, income taxes, amortization of goodwill, other intangible assets and deferred charges, provisions for write-downs or write-offs of tangible or intangible assets, other non-operating income or expense and other purchase accounting adjustments.

    "Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)" shall mean EBITA plus depreciation of property, plant and equipment and all amortization which is included as an expense in the calculation of EBITA.

    "Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

    "Free Cash Flow" shall mean operating cash flow after the effect of changes in working capital, after deductions for capital expenditures and before deductions for acquisition and financing related payments. Free Cash Flow shall be defined as set forth in the Company's Financial Policy No. 6.31 as in effect from time to time.

    "Net Revenue" shall mean revenues from all sources after deducting a reasonable reserve for bad debts.

    "Outside Directors" shall have the meaning ascribed to it in Section 162(m) of the Code and the regulations proposed or adopted thereunder.

2.  OBJECTIVES

    The objectives of the Plan are to:

       Help attract, retain and motivate the senior executive required to manage the Company;

       Promote the achievement of rigorous but realistic financial goals; and

       Qualify compensation under the Plan as "performance based compensation" within the meaning of Section 162(m) of the Code.

3.  ADMINISTRATION

    The Plan will be administered by the Committee. The Committee shall contain at least two Outside Directors provided that in the event the Company has less than two outside Directors, the Committee may be constituted of only one Outside Director. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making awards and to make all other determinations necessary or advisable for the administration of the Plan.

4.  PARTICIPATION

    Participation in the Plan in any calendar year will be limited to individuals who on the last day of the calendar year are (i) the chief executive officer of the Company (or person acting in such capacity), or (ii) among the four highest compensated officers (other than the Chief Executive Officer), each as determined pursuant to the executive compensation disclosure rules under the Exchange Act (the "Participants").

5.  INCENTIVE AWARDS

    Awards to Participants under the Plan are cash awards which will be paid if, and to the extent that, certain financial goals are achieved for the calendar year in question. The amount, if any, of the awards actually paid shall be determined as follows:

    (a) AWARD AMOUNTS. No later than 90 days after the commencement of the calendar year for which the amount is awarded, the Committee shall determine the cash awards which Participants in the Plan may receive if the various financial goals set for such awards are achieved. The measures and target awards shall be determined by the Committee based on the Participant's position and will be expressed as a percentage of the average base salary of the respective Participant for the calendar year in question. In no event shall the maximum amount payable to any Participant hereunder exceed $2,000,000.

    (b) GOALS. The Committee shall establish the financial goals which will determine whether, and the extent to which, target award amounts will be paid.

    (c) AWARD PAYMENTS. The amount, if any, of the target award to be paid to a Participant shall depend on attainment of financial goals determined by comparing actual results for the calendar year in question with the applicable goals established for that year. As to each financial performance measure, attainment of the percentage of the goal set forth in the first column below shall result in payment of the percentage set forth in the second column below of the target award:

    NET REVENUES

ACTUAL RESULTS   PORTION OF TARGET AWARD
--------------   -----------------------
 80% of target              50%
100% of target             100%
120% of target             150%

    EBITDA

ACTUAL RESULTS   PORTION OF TARGET AWARD
--------------   -----------------------
 80% of target              50%
100% of target             100%
120% of target             150%

    FREE CASH FLOW

ACTUAL RESULTS   PORTION OF TARGET AWARD
--------------   -----------------------
 80% of target              50%
100% of target             100%
120% of target             150%

    If the percentage of any financial performance goal attained is between the percentages set forth in the above first column, the related percentage in the second column which determines the award amount to be paid shall be scaled accordingly. If actual results are less than the minimum goal for any performance measure set forth above, no cash payment shall be made with respect to the portion of the award amount based on such performance measure.

6.  TIME AND FORM OF PAYMENT

    Award payments to which Participants become entitled as provided herein will be paid in cash as soon as practicable after the close of the calendar year in question but in no event will payment be made later than 60 days after the date of the opinion of the Company's independent auditors certifying the Company's financial results for the calendar year in question.

7.  DEATH, DISABILITY, RETIREMENT AND TERMINATION OF EMPLOYMENT

    (a) Unless otherwise determined by the Committee, in the event of a Participant's termination of employment by reason of death, disability or retirement under a Company retirement plan during a calendar year, the Participant (or his or her beneficiary) shall receive, after the end of the calendar year, a prorated portion of the performance bonus to which the Participant would otherwise have been entitled hereunder. Such prorated portion shall bear the same ratio to the total award payment as the number of full months such Participant was actually employed during the calendar year bears to 12.

    (b) Unless otherwise determined by the Committee, a Participant who voluntarily terminates his employment prior to the end of calendar year or a Participant whose employment is terminated at any time prior to payment of any award hereunder shall forfeit any right to receive any then unpaid award payment.

8.  MISCELLANEOUS

    (a) AMENDMENT AND TERMINATION OF THE PLAN. The Committee with the approval of the Board may amend, modify or terminate this Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect payment of a bonus for a calendar year already ended.

    (b) NO ASSIGNMENT. Except as otherwise required by applicable law, no interest, benefit, payment, claim or right of any Participant under the Plan shall be subject in any manner to any claims of any creditor of any participant or beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to take any such action shall be null and void.

    (c) NO RIGHTS TO EMPLOYMENT OR AWARDS. Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its affiliates or associated corporations or affect the right of any such employer to dismiss any employee, nor shall anything contained herein give any employee any claim or right to be granted under the Plan.

    (d) WITHHOLDING. The Company shall have the right to deduct from all awards paid under the Plan any federal, state or local taxes or other amounts required by law to be withheld with respect to such payments.

    (e) PLAN UNFUNDED. The entire cost of this Plan shall be paid from the general assets of the Company. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor, and neither the Company, the Board nor the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities nor shall the Company be required to reserve or otherwise set aside funds for the payment of its obligations hereunder.

9.  EFFECTIVE DATE

    This Plan was first effective as of October 6, 1995, and has been subsequently amended.

                                   EXHIBIT B

                                 PRIMEDIA INC.
                 1992 STOCK PURCHASE AND OPTION PLAN AS AMENDED

1.  PURPOSE OF PLAN

    The PRIMEDIA Inc. 1992 Stock Purchase and Option Plan (the "Plan") is designed:

    (a) to promote the long term financial interests and growth of PRIMEDIA Inc. (the "Corporation") and its Subsidiaries (as defined below) by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business:

    (b) to motivate management personnel by means of growth-related incentives to achieve long range goals: and

    (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership, ownership in the Corporation.

2.  DEFINITIONS

    As used in the Plan, the following words shall have the following meanings:

    (a) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock Based Grant or any combination of the foregoing.

    (b) "Grant Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

    (c) "Board of Directors" means the Board of Directors of the Corporation.

    (d) "Committee" means the Compensation Committee of the Board of Directors.

    (e) "Common Stock" or "Share" means common stock of the Corporation which may be authorized but issued and reacquired.

    (f) "Derivative Security" has the meaning given it in Rule 16a-1(c) under the Exchange Act.

    (g) "Employee" means a person, including an officer, in the employment of the Corporation or one of its Subsidiaries who is selected by the Committee.

    (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (i) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

    (j) "Participant" means an Employee, or other person having a relationship with the Corporation or any of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan: provided, however, a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.

    (k) "Stock-Based Grants" means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Based Grants.

    (l) "Stock Options" means the collective reference to "Incentive Stock Options" and "Other Stock Options".

    (m) "Subsidiary" means any entity of which the Corporation owns, either directly or indirectly, at least 50% of the combined voting power or economic interest of such entity.

3.  ADMINISTRATION OF PLAN

    (a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

    (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

    (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

    (d) The Committee may construe and interpret the Plan and the Grants awarded thereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective.

    (e) The Committee may determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan.

    (f) The Committee may resolve all questions of interpretation arising under or in connection with the administration of the Plan, exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan, and generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

    (g) All decisions and determinations by the Committee in the exercise of the powers conferred upon it under the Plan shall be final, binding and conclusive upon the Company, the Subsidiaries, Participants and all other persons having any interest therein.

4.  ELIGIBILITY

    The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with the Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of the Corporation or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Corporation.

5.  GRANTS

    From time to time, the Committee will determine the forms and amounts of Grants to Participants. Grants shall be subject to such terms and conditions, including without limitation, vesting and exercisability periods or restrictions, and the effect on a Grant of a termination or change in employment status of a Participant (including a termination or change by reason of a sale of a subsidiary or division of the Corporation), as the Committee may in its discretion determine. Such Grants may take the following forms in the Committee's sole discretion:

    (a) INCENTIVE STOCK OPTIONS--These are stock options within the meaning of
        Section 422 of the Code, to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted,
        (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Corporation or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

    (b) OTHER STOCK OPTIONS--These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition by the optionholder of Purchase Stock under Paragraph 5(c) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b), (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date it is granted.

    (c) STOCK APPRECIATION RIGHTS--These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the "base value") multiplied by (iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised more than 10 years after the date it is granted.

    (d) RESTRICTED STOCK--Restricted Stock is Common Stock delivered to a Participant with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any share of Restricted Stock delivered for consideration other than services and not as bonus stock may not be less than 50% of the Fair Market Value of a share of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value of a share of Common Stock. The number of shares of Restricted Stock and the restrictions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions.

    (e) PURCHASE STOCK--Purchase Stock are shares of Common Stock offered to a Participant at such price as determined by the Committee; provided, however, that the price per share of such Purchase Stock may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered.

    (f) DIVIDEND EQUIVALENT RIGHTS--These are rights to receive cash payments from the Corporation at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

    (g) PERFORMANCE UNITS--These are rights to receive at a specified future date, payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which Corporation performance will be measured. These factors must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Corporation performance will be measured shall be not less than six months.

    (h) PERFORMANCE SHARES--These are rights to receive at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the (i) average of the Fair Market Value of a share of Common Stock on each trading day during the last forty-five (45) days of such period, multiplied by (ii) a specified number of shares of Common Stock. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which performance will be measured. The factors will be based on Corporation performance and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Corporation performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration other than services.

    (i) OTHER STOCK-BASED GRANTS--The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in stock units, including Grants valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration other than services that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 50% of the Fair Market Value of a share of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

    (j) MANNER OF EXERCISE AND PAYMENT OF STOCK OPTIONS--A Stock Option, or portion thereof, shall be exercised for whole shares of Common Stock by delivery of a written notice of exercise to the Corporation and payment of the full exercise price of the shares being purchased. A Participant may exercise a Stock Option with respect to less than the full number of shares for which the Stock Option may then be exercised. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

       (1) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation.

       (2) through the delivery of shares of Common Stock (which the Participant has held for at least six months prior to delivery of such shares or where the Participant has purchased on the open market and for which the Participant holds title free and clear of all liens and encumbrances) with an aggregate Fair Market Value on the date of exercise equal to the exercise price.

       (3) by delivery of an irrevocable notice of exercise to a financial institution acceptable to the Corporation to deliver promptly to the Corporation the portion of sale or loan proceeds sufficient to pay the exercise price.

       (4) through the written election of the Participant to have shares of Common Stock withheld by the Corporation from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price or Federal, state and local tax withholding obligations in connection with such exercise or

       (5) by any combination of the above methods of payment.

           The Committee shall have sole discretion to disapprove of an election for delivering or withholding Common Stock upon exercise of a Stock Option in accordance with clauses (2)-(5) above and may impose such limitations and prohibitions on the use of Common Stock to exercise a Stock Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of a Stock Option or tax withholding obligation. If the method of payment in clause (3) is elected, the Stock Option will be deemed to be exercised simultaneously with the sale of the shares by the financial institution. If the shares to be acquired on such exercise cannot be sold for a price equal to or greater than the full Exercise Price, then there will be no exercise of the Stock Option.

    (k) NONTRANSFERABILITY OF DERIVATIVE SECURITIES: No Stock Option or Stock-Based Grant which constitutes a Derivative Security shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation or be subject to attachment, execution or other similar process. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of a Stock Option or any such Stock-Based Grant or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Stock Option or such Stock-Based Grant by notice to the Participant and the Stock Option or such Stock-Based Grant shall thereupon become null and void. Notwithstanding the foregoing, the Committee may provide, either at the time of grant or otherwise, that a Stock Option or Stock-Based Grant constituting a Derivative Security is transferrable to the extent that such transferability is permissible under BOTH Rule 16b-3 under the Exchange Act and the form of Registration Statement under which securities issued under the Plan are registered under the Securities Act of 1933.

6.  LIMITATIONS AND CONDITIONS

    (a) Subject to Paragraph 4, the number of shares available for Grants under this Plan shall be 35 million shares of Common Stock reduced by the sum of the aggregate amount of shares issued upon a Grant or become subject to an outstanding Grant. The number of shares subject to Grants under this Plan to any one Participant shall not be more than 15 million shares of Common Stock. To the extent that shares related to outstanding Grants are not issued by reason of Grants being forfeited, terminated, cancelled, expire unexercised or delivered or withheld to pay the exercise price or satisfy withholding obligations, then such shares shall again immediately become available for Grants.

    (b) No Grants shall be made under the Plan beyond ten years after the effective date of the amendment and restatement of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

    (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

    (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

    (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Corporation and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

    (f) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares subject to any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

    (g) No election as to benefits or exercise of any Grant may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

    (h) Any Grant shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

    (i) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.  TRANSFERS AND LEAVES OF ABSENCE

    For purposes of the Plan a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment.

8.  ADJUSTMENTS

    In the event of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

9.  MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, LIQUIDATION OR DISSOLUTION

    In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide that such Stock Option or Stock-Based Grant cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of 80% or more of the Corporation's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation, and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.  AMENDMENT AND TERMINATION

    The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant. The Committee's authority hereunder shall include, without limitation, amendments to accelerate or waive vesting periods and to extend the exercisability (including to extend or provide for post-termination exercisability) of Stock Options or Stock-Based Grants, provided that such exercisability shall not extend past 10 years from the date of grant of such Stock Options, Stock-Based Grants or Other Stock-Based Grants.

    The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

11.  FOREIGN OPTIONS AND RIGHTS

    The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.  WITHHOLDING TAXES

    The Corporation shall have the right to deduct from any cash payment made under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant

    Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes by delivery of in shares of Common Stock or by having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and rules and regulations thereunder.

13.  EFFECTIVE DATE AND TERMINATION DATES

    The Plan shall be effective on and as of the date of the approval by the stockholders of the Corporation in its amended and restated form, and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

                                AMENDMENT NO. 1
                                       TO
                      1992 STOCK PURCHASE AND OPTION PLAN
                    AMENDED AND RESTATED AS OF MARCH 5, 1997

The first PRIMEDIA Inc. 1992 Stock Option and Purchase Plan (the "Plan") is hereby amended as follows:

BY ADDING CLAUSE (C) SECTION 1 TO READ AS FOLLOWS:

    "(c) to provide incentives to members of the Board of Directors who are not employees of the Corporation or its Subsidiaries ("Non-Employee
Directors")"; and

BY AMENDING CLAUSE (J) OF SECTION 2 TO READ AS FOLLOWS:

    "(j) "Participant" means an Employee, a Non-Employee Director or other person having a relationship with the Corporation or any of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan"; and

BY AMENDING CLAUSES (A) AND (B) OF SECTION 3 TO READ AS FOLLOWS

    "(a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee taken at a meeting or the action of all members of the Committee taken without a meeting by a writing signed by all members, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan to make rules for carrying out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

    (b) The Committee may delegate to the Board of Directors its power and authority to designate and make Grants to Participants who are Non-Employee Directors and may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe; and

BY AMENDING SECTION 4 AND 5 TO READ AS FOLLOWS:

    "4. The Committee may from time to time make Grants under the Plan to such Employees, Non-Employee Directors, or other person having a relationship with the Corporation or any of its Subsidiaries and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement in a form approved by the Committee consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Corporation.

    5. From time to time, the Committee will determine the forms and amounts of Grants to Participants. Grants shall be subject to such terms and conditions, including without limitation, vesting and exercisability periods or restrictions, and the effect on a Grant of a termination or change in employment or service status of a Participant (including a termination or change by reason of a sale of a subsidiary or division of the Corporation), as the Committee may in its discretion determine. Such Grants may take the following forms in the Committee's sole discretion"; and

                         VOTE BY TELEPHONE AND INTERNET
                         24 HOURS A DAY, 7 DAYS A WEEK



           TELEPHONE                                   INTERNET                                  MAIL
          800-648-2091                     http://proxy.shareholder.com/prm

Use any touch-tone telephone to vote     Use the Internet to vote your proxy.          Mark, sign and date your
your proxy. Have your proxy card         Have your proxy card in hand when you         proxy card and return it in
in hand when you call. You will be       access the website. You will be               the postage-paid envelope we have
prompted to enter your control           prompted to enter your control number,        provided.
number, located in the box below, and    located in the box below, to create an
then follow the simple directions.       electronic ballot.


Your telephone or Internet vote          If you have submitted
authorizes the named proxies to vote     your proxy by telephone or the
your shares in the same manner as if     Internet there is no need for you to
you marked, signed and returned the      mail back your proxy.
proxy card.



                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------

                                                        CONTROL NUMBER FOR
                                                   TELEPHONE OR INTERNET VOTING

               CALL TOLL-FREE TO VOTE - IT'S FAST AND CONVENIENT
                                  800-648-2091

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY TELEPHONE OR INTERNET


   / /

1. Election of Directors  FOR all nominees   WITHHOLD AUTHORITY   *EXCEPTIONS
                          listed below       to vote for all
                                             nominees listed
                                             below.

Nominees: Thomas S. Rogers, Beverly C. Chell, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Henry R. Kravis, Charles G. McCurdy, George R. Roberts, Michael
T. Tokarz

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
           --------------------------------------------------------------------

2. To approve the amended Plan         3. To approve an additional 10 million
   Short-Term Senior Executive            shares of Primedia Common Stock to be
   Non-Discretionary Plan.                available for grants and awards under
                                          the 1992 Stock Purchase and Option
                                          (as amended).

   FOR    AGAINST    ABSTAIN              FOR    AGAINST    ABSTAIN


4. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.

     FOR    AGAINST    ABSTAIN

                                       In their discretion the Proxies are
                                       authorized to vote upon such other
                                       matters as may properly come before the
                                       meeting or any adjournment or
                                       postponement thereof.


                                           Change of Address and or
                                              Comments Mark Here

                                       The signature on this Proxy should
                                       correspond exactly with stockholder's
                                       name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                                       Dated:                              2000
                                            -------------------------------

                                       ----------------------------------------
                                                       Signature


                                       ----------------------------------------
                                                       Signature

                                       Votes must be indicated
                                       (X) in Black or Blue ink. / X /

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK, NEW YORK 10151


                                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                                TO BE HELD MAY 11, 2000


Dear Plan Participant:

The Annual Meeting of Shareholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Thursday, May 11, 2000 at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

    1.   To elect nine directors to the Board of Directors.

    2.   To approve the amended Short-Term Senior Executive Non-Discretionary
         Plan.

    3. To approve an additional 10 million shares of Primedia Common Stock to be available for grants and awards under the 1992 Stock Purchase and Option Plan (as amended).

    4.   To approve selection of independent public accountants.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on March 13, 2000 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter and return it in the postage paid envelope enclosed in this package so that it is received by May 7, 2000. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


                                  BY ORDER OF THE BOARD OF DIRECTORS




                                  /s/ Beverly C. Chell
April 18, 2000                    BEVERLY C. CHELL
                                  Vice Chairman and Secretary


--------------------------------------------------------------------------------

PRIMEDIA Inc.

                                                              PROXY CARD
         ---------------------------------------------------------------
         This proxy is solicited on behalf of the Board of Directors of
                                 PRIMEDIA Inc.
                     for the Annual Meeting on May 11, 2000


         The undersigned appoints Maureen Sheehan and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 11, 2000, and at any adjournment or post-ponement thereof, as indicated on the reverse side.

         This proxy, when properly executed, will be voted in the manner directed herein by the under-signed shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2, 3 and 4.



                                  PRIMEDIA INC.
                                  P.O. BOX 11283
                                  NEW YORK, N.Y. 10203-0283


            (Continued, and to be signed and dated on reverse side.)

--------------------------------------------------------------------------------

                         VOTE BY TELEPHONE AND INTERNET
                         24 HOURS A DAY, 7 DAYS A WEEK



           TELEPHONE                                   INTERNET                                  MAIL
          800-648-2091                     http://proxy.shareholder.com/prm

Use any touch-tone telephone to vote     Use the Internet to vote your proxy.          Mark, sign and date your
your proxy. Have your proxy card         Have your proxy card in hand when you         proxy card and return it in
in hand when you call. You will be       access the website. You will be               the postage-paid envelope we have
prompted to enter your control           prompted to enter your control number,        provided.
number, located in the box below, and    located in the box below, to create an
then follow the simple directions.       electronic ballot.


Your telephone or Internet vote          If you have submitted
authorizes the named proxies to vote     your proxy by telephone or the
your shares in the same manner as if     Internet there is no need for you to
you marked, signed and returned the      mail back your proxy.
proxy card.



                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------

                                                        CONTROL NUMBER FOR
                                                   TELEPHONE OR INTERNET VOTING

               CALL TOLL-FREE TO VOTE - IT'S FAST AND CONVENIENT
                                  800-648-2091

                     DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY TELEPHONE OR INTERNET


   / /

1. Election of Directors  FOR all nominees   WITHHOLD AUTHORITY   *EXCEPTIONS
                          listed below       to vote for all
                                             nominees listed
                                             below.

Nominees: Thomas S. Rogers, Beverly C. Chell, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Henry R. Kravis, Charles G. McCurdy, George R. Roberts, Michael
T. Tokarz

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
           --------------------------------------------------------------------

2. To approve the amended Plan         3. To approve an additional 10 million
   Short-Term Senior Executive            shares of Primedia Common Stock to be
   Non-Discretionary Plan.                available for grants and awards under
                                          the 1992 Stock Purchase and Option
                                          (as amended).

   FOR    AGAINST    ABSTAIN              FOR    AGAINST    ABSTAIN


4. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.

   FOR    AGAINST    ABSTAIN

                                       In their discretion the Proxies are
                                       authorized to vote upon such other
                                       matters as may properly come before the
                                       meeting or any adjournment or
                                       postponement thereof.


                                           Change of Address and or
                                              Comments Mark Here

                                       The signature on this Proxy should
                                       correspond exactly with stockholder's
                                       name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                                       Dated:                              2000
                                            -------------------------------

                                       ----------------------------------------
                                                       Signature


                                       ----------------------------------------
                                                       Signature

                                       Votes must be indicated
                                       (X) in Black or Blue ink. / X /

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK, NEW YORK 10151


                                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                                TO BE HELD MAY 11, 2000


Dear Plan Participant:

The Annual Meeting of Shareholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Thursday, May 11, 2000 at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

    1.   To elect nine directors to the Board of Directors.

    2.   To approve the amended Short-Term Senior Executive Non-Discretionary
         Plan.

    3. To approve an additional 10 million shares of Primedia Common Stock to be available for grants and awards under the 1992 Stock Purchase and Option Plan (as amended).

    4.   To approve selection of independent public accountants.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on March 13, 2000 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter and return it in the postage paid envelope enclosed in this package so that it is received by May 7, 2000. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


                                  BY ORDER OF THE BOARD OF DIRECTORS




                                  /s/ Beverly C. Chell
April 18, 2000                    BEVERLY C. CHELL
                                  Vice Chairman and Secretary


--------------------------------------------------------------------------------

PRIMEDIA Inc.

                                                              PROXY CARD
         ---------------------------------------------------------------
         This proxy is solicited on behalf of the Board of Directors of
                                 PRIMEDIA Inc.
                     for the Annual Meeting on May 11, 2000


         The undersigned, a participant in the PRIMEDIA Thrift & Retirement Plan, or the PRIMEDIA Savings & Retirement Plan, appoints the Trustee of the appropriate plan, with full power of substi-tution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the Trustees may be entitled to vote at the Annual Meeting of Shareholders to be held on May 11, 2000, and at any adjournment or postponement thereof, as indicated on the reverse side.


         This form must be mailed in advance so that the Trustee will receive it by May 11, 2000 or your instructions for voting will not be counted.



                                  PRIMEDIA INC.
                                  P.O. BOX 11283
                                  NEW YORK, N.Y. 10203-0283


            (Continued, and to be signed and dated on reverse side.)

--------------------------------------------------------------------------------